Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Coach, Inc. of our report dated February 23, 2017 relating to the consolidated financial statements of Kate Spade & Company as of December 31, 2016 and January 2, 2016, and for the three years in the period ended December 31, 2016, appearing in Coach, Inc.’s Current Report on Form 8-K dated May 31, 2017.

/s/ Deloitte & Touche LLP

New York, New York
July 11, 2017